Exhibit 5.1

[Letterhead of Debevoise & Plimpton LLP]

August 8, 2017

Gogo Inc.

111 North Canal St., Suite 1500

Chicago, IL 60606

Attn: Marguerite M. Elias

Re: Gogo Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Gogo Inc., a Delaware corporation (the “Company”), in connection with the filing by the Company with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to up to 775,406 additional shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), which shares may be issued pursuant to the Gogo Inc. Employee Stock Purchase Plan (the “ESPP”).

We have examined the originals, or copies certified or otherwise identified to our satisfaction, of the ESPP and such other corporate records, documents, certificates or other instruments as in our judgment are necessary or appropriate to enable us to render the opinion set forth below. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the authenticity of the originals of such latter documentation.

Based on the foregoing, we are of the opinion that the 775,406 additional shares of Common Stock that are reserved for issuance pursuant to the ESPP have been duly authorized and, when issued in accordance with the terms of the ESPP, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Company’s Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

We are members of the bar of the State of New York. We express no opinion as to the laws of any jurisdiction other than the laws of the State of Delaware as currently in effect.

Very truly yours,

/s/ Debevoise & Plimpton LLP